Exhibit 99.1

News Release CRESTWOOD MIDSTREAM PARTNERS LP 811 Main Street, Suite 3400 Houston, TX 77002 www.crestwoodlp.com

Crestwood Midstream Announces Expiration and Final Results of its Previously Announced Tender Offer for Any and All of its Outstanding 6.25% Senior Notes Due 2023

HOUSTON, TEXAS, January 14, 2021 – Crestwood Midstream Partners LP (“CMLP”), a wholly-owned subsidiary of Crestwood Equity Partners LP (NYSE: CEQP), announced today the expiration and final results of its previously announced cash tender offer (the “Tender Offer”) to purchase any and all of its outstanding 6.25% Senior Notes due 2023 (the “2023 Notes”). The Tender Offer expired at 5:00 p.m., New York City time, on January 13, 2021 (the “Expiration Time”).

As of the Expiration Time, as reported by the tender agent, $399,164,000 aggregate principal amount of the 2023 Notes (58.09%) were validly tendered, as reported by the information agent for the Tender Offer, which excludes $4,604,000 aggregate principal amount of the 2023 Notes that remain subject to guaranteed delivery procedures. CMLP expects to accept for payment all such 2023 Notes validly tendered and not validly withdrawn in the Tender Offer and expects to make payment for such 2023 Notes on January 21, 2021, subject to satisfaction of the conditions to the Tender Offer set forth in the offer to purchase described below, including CMLP’s successful completion of its previously announced offering of senior notes.

CMLP has retained RBC Capital Markets, LLC to serve as lead dealer manager and Wells Fargo Securities, LLC to serve as co-dealer manager for the Tender Offer, and D.F. King & Co., Inc. to serve as the information agent for the Tender Offer.

The complete terms and conditions of the Tender Offer are described in the offer to purchase, dated January 6, 2021, and related notice of guaranteed delivery, copies of which are available at www.dfking.com/cmlp or may be requested from the information agent for the Tender Offer, D.F. King & Co., Inc., by telephone at (866) 416-0553 (toll free) or, for banks and brokers, (212) 269-5550, and by email at cmlp@dfking.com.

Persons with questions regarding the Tender Offer should contact the lead dealer manager for the Tender Offer, RBC Capital Markets, LLC, at (877) 381-2099 (toll free) or (212) 618-7843

This press release shall not constitute an offer to purchase, or the solicitation of an offer to buy, any securities, nor is it the solicitation for acceptance of the Tender Offer in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Forward-Looking Statements

This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. These risks and assumptions are described in CMLP’s filings with the United States Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, and subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. We undertake no obligation to update any forward-looking statement, except as otherwise required by law.

NEWS RELEASE

About Crestwood Midstream Partners LP

Houston, Texas, based CMLP is a limited partnership and wholly-owned subsidiary of CEQP that owns and operates midstream businesses in multiple shale resource plays across the United States. CMLP is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling and marketing of NGLs; gathering, storage, terminalling and marketing of crude oil; and gathering and disposal of produced water.

Source: Crestwood Equity Partners LP

Crestwood Midstream Partners LP

Investor Contact

Josh Wannarka, 713-380-3081

josh.wannarka@crestwoodlp.com

Senior Vice President, Investor Relations,

ESG & Corporate Communications

Rhianna Disch, 713-380-3006

rhianna.disch@crestwoodlp.com

Director, Investor Relations

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